Exhibit 99.1

Century Communities Announces $300 million Offering of Senior Notes

Greenwood Village, CO (May 8, 2017) — Century Communities, Inc. (NYSE: CCS) (the “Company”), a leading homebuilder of single-family homes, townhomes and flats in select U.S. markets, today announced that it intends to offer, subject to market and other conditions, $300 million of its Senior Notes due 2025 (the “Senior Notes”) in an unregistered offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Company intends to use a portion of the net proceeds from this offering to repay all outstanding debt under its revolving credit facility, and to the extent not used for the repayment of outstanding debt under its revolving credit facility, the Company intends to use the remainder of the net proceeds from this offering for general corporate purposes, which may include among other things, working capital and acquisitions, including the previously announced merger transaction with UCP, Inc.

The Senior Notes will be offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

The Senior Notes have not been registered under the Securities Act or the securities laws of any jurisdiction. Unless they are registered, the Senior Notes may be offered only in transactions that are exempt from registration under the Securities Act and the applicable securities laws of any jurisdiction.

This press release does not constitute an offer to sell or a solicitation of an offer to purchase the Senior Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Century Communities:

Founded in 2002, Colorado-based Century Communities is a builder of single-family homes, townhomes and flats in select major metropolitan markets in Colorado, Georgia, Nevada, Texas, Utah, and North Carolina. The Company offers a wide variety of product lines and is engaged in all aspects of homebuilding, including the acquisition, entitlement and development of land and the construction, marketing and sale of homes. The Company also offers title and lending services in select markets through its Parkway Title and Inspire Home Loan subsidiaries. Century Communities is a top-20 U.S. homebuilder based on homes delivered.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s most recent Annual Report on Form 10-K, as updated by its subsequent quarterly reports on Form 10-Q and other filings it makes with the SEC, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Contact Information:

Investor Relations

303-268-8398

InvestorRelations@CenturyCommunities.com